Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of JP Energy Partners LP of our report dated July 3, 2013 relating to the financial statements of Falco Energy Transportation LLC, which appears in JP Energy Partners LP’s prospectus filed on October 2, 2014, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-195787).

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
November 10, 2014